EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

STATEMENT

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Butler International, Inc. (the "Company") certifies that to the knowledge of the undersigned:

(1)        The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)        The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: May 14, 2004	/s/ Edward M. Kopko
Edward M. Kopko
Chairman of the Board of Directors
and Chief Executive Officer